2Q18 Financial Results July 20, 2018 Exhibit 99.2

Forward-looking statements and use of key performance metrics and non-GAAP financial measures This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; Our ability to meet heightened supervisory requirements and expectations; Liabilities and business restrictions resulting from litigation and regulatory investigations; Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations Key Performance Metrics: Our management team uses key performance metrics (KPMs) to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. We have established the following financial targets, in addition to others, as KPMs, which are utilized by our management in measuring our progress against financial goals and as a tool in helping assess performance for compensation purposes. These KPMs can largely be found in our periodic reports which are filed with the Securities and Exchange Commission, and are supplemented from time to time with additional information in connection with our quarterly earnings releases. Our key performance metrics include: Return on average tangible common equity (ROTCE); Return on average total tangible assets (ROTA); Efficiency ratio; Operating leverage; and Common equity tier 1 capital ratio. In establishing goals for these KPMs, we determined that they would be measured on a management-reporting basis, or an operating basis, which we refer to externally as “Adjusted” or “Underlying” results. We believe that these “Adjusted” or “Underlying” results provide the best representation of our financial progress towards these goals as they exclude items that our management does not consider indicative of our ongoing financial performance. KPMs that contain “Adjusted” or “Underlying” results are considered non-GAAP financial measures. Non-GAAP Financial Measures: This document contains non-GAAP financial measures. The appendix presents reconciliations of our non-GAAP measures. These reconciliations exclude “Adjusted” or “Underlying” items, which are included, where applicable, in the financial results presented in accordance with GAAP. “Adjusted” or “Underlying” results, which are non-GAAP measures, exclude certain items, as applicable, that may occur in a reporting period which management does not consider indicative of on-going financial performance. The non-GAAP measures presented in the appendix include reconciliations to the most directly comparable GAAP measures and are: “noninterest income”, “total revenue”, “noninterest expense”, “pre-provision profit”, “total credit-related costs”, “income before income tax expense”, “income tax expense”, “effective income tax rate”, “net income”, “net income available to common stockholders”, “other income”, “salaries and employee benefits”, “outside services”, “amortization of software expense”, “other operating expense”, “net income per average common share”, “return on average common equity” and “return on average total assets”. We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our “Adjusted” or “Underlying” results in any period reflect our operational performance in that period and, accordingly, it is useful to consider our GAAP results and our “Adjusted” or “Underlying” results together. We believe this presentation also increases comparability of period-to-period results. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

2Q18 highlights

Improving profitability and returns	■ Net income available to common of $425 million up 34% YoY and 12% QoQ; Diluted EPS of $0.88 up 40% YoY and 13% QoQ ■ ROTCE of 12.9% compares with 9.6% in 2Q17 and 11.7% in 1Q18[1] ■ Revenue of $1.5 billion up 8% YoY, 7% on an Underlying basis; up 3% QoQ[1] – NII up 9% YoY and 3% QoQ, with NIM of 3.18% up 21 bps YOY and 2 bps QoQ – Noninterest income up 5% YoY and QoQ; up 2% YoY on an Underlying basis[1] ■ Positive operating leverage of 7.0% YoY, 4.3% on an Underlying basis; Efficiency ratio improved 399 bps YoY to 58%, 241 bps on an Underlying basis[1]
Continued progress on strategic growth, efficiency and balance sheet optimization initiatives	■ Generated 3% growth in average loans[2] and 4% growth in average deposits YoY – Average loan yields of 4.34% improved 54 bps YoY, reflecting improved portfolio mix and the benefit of higher rates – Average deposit costs remain well-controlled, up 26 bps YoY ■ Consumer Banking — Continued balance sheet momentum with average loans and average deposits up 3% YoY; Wealth Managed Money revenue up 26% YoY, and conforming mortgage origination mix of 42% ■ Commercial Banking — Average loan growth of 5% and deposit growth of 5% YoY; Particular strength in FX & IRP and card fees; capital markets' pipelines remain robust; well-positioned with expanded M&A and underwriting capabilities
Strong credit quality	■ Provision expense of $85 million, including a $9 million reserve build, compared to $78 million in 1Q18 and $70 million in 2Q17, or $96 million of credit-related costs on an Underlying basis[1] ■ Overall credit quality remains strong; NPLs 75 bps of loans, down 3 bps QoQ and 19 bps YoY – NPL coverage ratio of 148% compares with 144% in 1Q18 and 119% in 2Q17 ■ Allowance to loans and leases of 1.10% remained relatively stable with 1Q18 and 2Q17
Strong capital, liquidity and funding	■ Robust capital levels with a common equity tier 1 ("CET1") ratio of 11.2%;[3] TBV per share of $27.67, up 4% from 2Q17 ■ 2Q18 average deposits increased $4.4 billion, or 4%, vs. 2Q17; period-end loan-to-deposit ratio of 97.5% ■ Repurchased $150 million of common shares; including common dividends returned $257 million to shareholders ■ 2018 CCAR submission provides for attractive shareholder returns and continued growth; announced today dividend increase of 23%; ~40 bp CET1 annual glide path on track

Note: Throughout this presentation numbers in tables and charts may not foot to presented totals due to rounding.
1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to "Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation.
2) Throughout this presentation references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale also referred to as LHFS.
3) Current period regulatory capital ratios are preliminary.

Citizens Financial Group, Inc.™

2

GAAP financial summary

$s in millions	2Q18	1Q18	2Q17	2Q18 change from 1Q18 $	2Q18 change from 1Q18 %	2Q18 change from 2Q17 $	2Q18 change from 2Q17 %	YoY Underlying[1]
Net interest income	$1,121	$1,091	$1,026	$ 30	3 %	$ 95	9 %	
Noninterest income	**388**	**371**	**370**	**17**	**5**	**18**	**5**	↑ 2%
Total revenue	1,509	1,462	1,396	47	3	113	8	↑ 7%
Noninterest expense	**875**	**883**	**864**	**(8)**	**(1)**	**11**	**1**	↑ 3%
Pre-provision profit	634	579	532	55	9	102	19	Positive operating leverage of 4.3%
Provision for credit losses	**85**	**78**	**70**	**7**	**9**	**15**	**21**	
Income before income tax expense	549	501	462	48	10	87	19	
Income tax expense	**124**	**113**	**144**	**11**	**10**	**(20)**	**(14)**	
Net income	$ 425	$ 388	$ 318	$ 37	10	$ 107	34	
Preferred dividends	**—**	**7**	**—**	**(7)**	**(100)**	**—**	**NM**	
Net income available to common stockholders	$ 425	$ 381	$ 318	$ 44	12 %	$ 107	34 %	
$s in billions								
Average interest-earning assets	$140.5	$138.7	$137.6	$ 1.9	1%	$ 2.9	2 %	
Average deposits	**$115.1**	**$113.4**	**$110.8**	**$ 1.7**	**2%**	**$ 4.4**	**4 %**	
Key performance metrics[1]								
Net interest margin	3.18 %	3.16 %	2.97 %	2 bps		21 bps		
Loan-to-deposit ratio[2]	**97.5**	**97.0**	**96.6**	**50**		**87**		
ROACE	8.7	7.8	6.5	82		217		
ROTCE	**12.9**	**11.7**	**9.6**	**122**		**336**		
ROA	1.1	1.0	0.9	7		26		
ROTA	**1.2**	**1.1**	**0.9**	**8**		**27**		
Efficiency ratio	58.0 %	60.4 %	61.9 %	(248) bps		(399) bps		
FTEs[3]	**17,699**	**17,546**	**17,738**	**153**	**1%**	**(39)**	**— %**	
Per common share								
Diluted earnings	$ 0.88	$ 0.78	$ 0.63	$ 0.10	13%	$ 0.25	40 %	
Tangible book value	**$27.67**	**$27.24**	**$26.61**	**$ 0.43**	**2%**	**$ 1.06**	**4 %**	
Average diluted shares outstanding (in millions)	486.1	489.3	507.4	(3.1)	(1) %	(21.3)	(4) %	

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to "Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation.
2) Includes held for sale. Loan-to-deposit ratio is period end.
3) Full-time equivalent employees.

Highlights

Linked quarter:

- Net income available to common stockholders up $44 million, or 12%, and EPS up $0.10, or 13%, driven by strong revenue growth and expense management
  - ROTCE improved 122 bps[1]
- NII up $30 million, or 3%, reflecting 2% average loan growth and a 2 bp improvement in NIM, given higher rates and improved loan mix
- Noninterest income increased $17 million, reflecting growth in capital markets fees, FX & IRP, trust and investment services fees and service charges and fees
- Noninterest expense decreased $8 million, largely reflecting seasonally lower salaries and employee benefits expense
  - Positive operating leverage of 4.2%; efficiency ratio improved 248 bps[1]

Prior-year quarter:

- Net income available to common stockholders up 34% and EPS up 40%; ROTCE up 336 bps[1]
- NII up $95 million, or 9%, driven by 3% average loan growth and a 21 bp improvement in NIM, given higher rates and improved loan mix
- Noninterest income up $18 million
  - Up $7 million on an Underlying basis, reflecting strength in FX & IRP and trust and investment services, partially offset by lower capital markets fees from near-record 2Q17 levels as well as lower mortgage banking income[1]
- Noninterest expense up $11 million, largely reflecting continued investments in our capabilities
  - Up $26 million on an Underlying basis, driven largely by the impact of continued investments to drive future growth[1]
  - Positive operating leverage of 4.3% on an Underlying basis[1]
- Provision for credit losses increased $15 million; total credit-related costs down $11 million on an Underlying basis[1]

3

Linked quarter: Net income available to common stockholders up $44 million, or 12%, and EPS up $0.10, or 13% ROTCE improved 122 bps(1) NII up $30 million, or 3%, reflecting 2% average loan growth and a 2 bp improvement in NIM, given higher rates and improved loan mix Noninterest income increased $17 million, reflecting growth in capital markets fees, FX & IRP, trust and investment services fees and service charges and fees Noninterest expense decreased $8 million, largely reflecting lower salaries and employee benefits expense Positive operating leverage of 4.2%; efficiency ratio improved 248 bps(1) Prior-year quarter: Net income available to common stockholders up 34% and EPS up 40%; ROTCE improved 336 bps(1) NII up $95 million, or 9%, driven by 3% average loan growth and a 21 bp improvement in NIM, given higher rates and improved loan mix Underlying noninterest income increased $7 million, or 2%(1) Reflects strength in FX & IRP and trust and investment services, partially offset by lower capital markets fees from near-record 2Q17 levels as well as lower mortgage banking income Underlying noninterest expense up $26 million, or 3%(1) Reflects higher salaries and benefits expense, largely tied to continuing investments to drive future growth Efficiency ratio improved 241 bps; 4.3% positive operating leverage(1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. Highlights 2Q18 Underlying financial summary(1) YOY Positive operating leverage of 4.3%

Highlights Net interest income Linked quarter: NII up $30 million, or 3% Reflects 2% average loan growth, a 2 bp increase in NIM and the benefit of day count NIM of 3.18% up from 3.16% Reflects higher loan yields tied to higher interest rates, partially offset by increased deposit and funding costs and the impact of an increase in investment portfolio cash positions Prior-year quarter: NII up $95 million, or 9% Reflects 3% growth in average loans, and a 21 bp improvement in NIM NIM improvement reflects higher interest-earning asset yields given higher interest rates and continued mix shift towards higher-yielding assets, partially offset by higher deposit and funding costs Includes ~7 bp benefit from Balance Sheet Optimization initiatives Net interest income $s in millions, except earning assets Average interest-earning assets Net interest income Net interest margin

Note: Other income includes bank-owned life insurance and other income. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. Noninterest income $s in millions Linked quarter: Noninterest income up $17 million, or 5% Capital markets fees up $9 million, or 23%, driven by strength in syndications; pipelines remain robust FX & IRP up $7 million, or 26%, reflecting an increase in loan demand and overall market activity Service charges and fees were up $3 million, or 2%, given seasonality Trust and investments services fees up $3 million, or 8%, driven by higher managed money balances Mortgage banking fees improved modestly, reflecting higher production volumes, including higher conforming originations and higher production margins, partially offset by a reduction in servicing fees Securities gains down $6 million from higher 1Q18 levels that reflected actions to streamline the portfolio Prior-year quarter Noninterest income up $18 million, or 5%, driven by an increase in other income, reflecting the $11 million impact of 2Q17 lease impairments On an Underlying basis, noninterest income up $7 million, or 2%(1) FX & IRP fees up $8 million, or 31% Trust and investment services fees up $4 million, or 10% Mortgage fees down $3 million, or 10%, driven by reduction in loan sale gains Service charges and fees down $2 million, or 2% Capital market fees down $3 million, or 6%, from near-record 2Q17 levels Highlights Underlying noninterest income(1) GAAP noninterest income(1)

$s in millions Noninterest expense Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. Highlights Linked quarter: Noninterest expense down $8 million, or 1% Salaries and employee benefits decreased $17 million tied to seasonally lower payroll taxes and 401(k) benefit costs FTEs up 153, reflecting strategic hiring to support expanded capabilities Equipment expense down $3 million, or 4% Outside services up $7 million, or 7%, reflecting costs tied to strategic growth initiatives and costs to enhance efficiency and effectiveness Other expense increased $7 million, or 6%, driven by an increase in advertising and charitable contributions as well as seasonally higher travel and training Results reflect $3 million of costs related to the Franklin American Mortgage Company (“FAMC”) transaction, largely in outside services and other expense Prior-year quarter: Noninterest expense up $11 million, or 1%, from higher 2Q17 results which included a $15 million impact from operating lease impairments included in other operating expense On an Underlying basis, noninterest expense increased $26 million, or 3%(1) Salaries and employee benefits up $21 million, or 5%, reflecting continuing investments to drive growth FTEs down 39, tied to efficiency initiatives Outside services expense up $10 million, or 10%, tied to strategic growth and efficiency initiatives Underlying efficiency ratio(1) GAAP efficiency ratio(1)

Average Loans and Leases Linked quarter: Average core loans and leases up $1.8 billion, or 2% Core retail, relatively stable with growth in Residential Mortgage, Education and Unsecured more than offset by a planned reduction in Auto and lower Home Equity Core commercial loans up $1.9 billion, or 4%, with growth in mid-corporate and middle market given geographic expansion strategies as well as strength in Industry Verticals, Commercial Real Estate and Private Equity, partially offset by a planned reduction in Asset Finance Total loan yields improved 19 basis points given the impact of continued mix shift towards higher-returning categories, as well as the benefit of higher short-term rates Sold $353 million of lower-yielding commercial loans in late June Prior-year quarter: Average core loans and leases up $4.2 billion, or 4% Core retail loans up $2.0 billion, or 4%, driven by strength in Residential Mortgage, Unsecured and Education, partially offset by lower Home Equity and a planned reduction in Auto Core commercial up $2.2 billion, or 4%, with growth in mid-corporate and middle market given geographic expansion strategies as well as strength in Industry Verticals, Commercial Real Estate and Private Equity, partially offset by a planned reduction in Asset Finance Total loan yields improved 55 basis points, given the impact of continued mix shift toward higher-returning categories and the benefit of higher short-term rates Highlights YoY Loan Growth á 4% á 4% á 4% Total Core Total Core Retail Total Core Commercial Total core commercial loans and leases Total core retail loans (1) Note: Numbers may not foot due to rounding. Non-core loans are primarily liquidating loan and lease portfolios inconsistent with our strategic priorities, generally as a result of geographic location, industry, product type or risk level and are included in Other.

Average funding and cost of funds Highlights $s in billions Average interest-bearing liabilities and DDA Total long-term borrowings Fed funds, repo, ST borrowed funds Term deposits Checking with interest DDA Money market & savings Linked quarter: Total average deposits up $1.7 billion, or 2% Largely reflects growth in term deposits, checking with interest, demand and savings, partially offset by a reduction in money market Total deposit costs increased 11 bps to 0.63%, in-line with expectations, given higher rates Total cost of funds increased 15 bps, reflecting continued normalization of our liabilities structure, including issuance of $750 million in senior debt in late 1Q18, and the impact of rising rates Prior-year quarter: Average total deposits up $4.4 billion, or 4% Reflects strength in term, demand, checking with interest and savings, partially offset by lower money market balances Total deposit costs increased 26 bps as the impact of higher rates was partially offset by growth in lower-cost categories and continued pricing discipline Total cost of funds increased 33 bps, reflecting the impact of the shift towards a more balanced mix of long-term and short-term funding along with the impact of higher interest rates

Strong credit-quality trends continue Allowance for loan and lease losses to nonperforming loans and leases. $s in millions (1) Nonperforming loans Allowance for loan and lease losses Highlights Provision for credit losses, net charge-offs Provision for credit losses Total net c/os Net c/o ratio Core c/o ratio Overall credit quality remains strong, reflecting growth in lower-risk retail portfolios and a stable risk profile in commercial NPLs to total loans and leases ratio of 0.75% remained relatively stable with 1Q18 and improved from 0.94% in 2Q17 NPLs of $845 million decreased 3% from 1Q18, largely reflecting a decrease in retail; down 18% from 2Q17, driven by a 32% decrease in commercial Net charge-offs of 0.27% of average loans and leases remained relatively stable Commercial net charge-offs of $12 million, down modestly YoY Retail net charge-offs of $64 million, up modestly YoY given expected portfolio seasoning Provision for credit losses of $85 million increased $7 million from 1Q18, including a $9 million reserve build; YoY results reflect strong portfolio credit quality and stable net charge-offs Allowance to total loans and leases of 1.10% remained relatively stable Allowance to NPL coverage ratio improved to 148% from 144% in 1Q18 and 119% in 2Q17

Capital and liquidity remain strong Highlights Capital levels remain at the higher end of the range for regional peers 2Q18 CET1 ratio of 11.2% is stable compared with 1Q18 Net income: 33 bp increase RWA growth: 14 bp decrease Common share repurchase: 12 bp decrease Dividends and other: 7 bp decrease LDR of 97.5% compares with 97.0% in 1Q18 Fully compliant with LCR(2) 2018 CCAR plan reflects further commitment towards prudent return of capital Completed 2017 CCAR plan in 2Q18 by repurchasing 3.6 million shares of common stock at a weighted-average price of $41.68, and including common dividends, returned $257 million to shareholders Current reporting period regulatory capital ratios are preliminary. Based on the September 2014 release of the U.S. version of the Liquidity Coverage Ratio (LCR). Note that as a modified LCR company, CFG’s minimal LCR requirement is 100% as of January 2017. Period end includes held for sale. Capital Ratio trend(1) Loan-to-deposit ratio(3)

TOP programs demonstrate our continuous improvement mindset

TOP IV actions largely complete; expected 2018 pre-tax benefit of ~$100-$110 million

TOP V Program

Targeting pre-tax benefit of ~$90-$100 million by end of 2019

Selected examples

Efficiency initiatives — Target ~67% of total

- **Branch transformation:** Accelerate optimization of our branch footprint
- **Mortgage simplification:** Focus on organizational design and improving fulfillment efficiencies
- **Process improvement:** Next wave of opportunities to re-design end-to-end processes and leverage automation to reduce costs and improve outcomes, e.g., continue to simplify and streamline efficiencies in Consumer, such as paperless processing, improvement of customer contact center infrastructure
- **Customer journeys:** Continue with three current customer journey initiatives to drive simple and excellent customer experiences while delivering cost efficiencies; initiate two new journeys
- **Vendor/Indirect spend:** Recognize further contract efficiencies and demand-management opportunities

Revenue initiatives — Target ~33% of total

- **Next-phase data analytics:** Develop real-time analytics to drive enhanced personalization, further expand marketing-driven production
- **Build-out fee income capabilities:** Customer journey on commercial payments; and build out of bond-underwriting capabilities
- **Expand into growth areas:** Establish offices in new and attractive MSAs, including Dallas and Houston

Continuing to target strong positive operating leverage with goal to self-fund growth initiatives

Citizens Financial Group, Inc.
12

Strategic initiatives update

Balance Sheet Optimization		▪ Grow more attractive risk-adjusted return portfolios	▪ NIM up 21 bps YoY; ~7 bps of this is from our BSO efforts ▪ Core Education, personal unsecured and merchant financing up 21% YoY ▪ CRE originations up 85% and yield up 51 bps YoY; Industry Verticals' loans up 15% YoY, or 19% before loan sales
Balance Sheet Optimization		▪ Reposition select portfolios	▪ Optimize Auto and Asset Finance portfolios: core yields up 37 bps and 25 bps YoY, respectively
Balance Sheet Optimization		▪ Optimize deposit mix	▪ Targeting increased DDA and improving mix towards lower-cost deposits; average DDA balances up 5% YoY
Fee growth	Consumer	▪ Enhance Mortgage platform	▪ Conforming mix remained relatively stable at 42% in 2Q18
Fee growth	Consumer	▪ Expand Wealth	▪ Managed money revenue up 26% YoY
Fee growth	Commercial	▪ Expand Cap/Global Mkts capabilities	▪ FX and interest rate products up 33% YoY; Capital Mkts pipelines remain robust
Fee growth	Commercial	▪ Build out Treasury Solutions	▪ Commercial card fees up 17% YoY, driven by strong increase in purchase volume
Foundational		▪ TOP IV Program efficiency & revenue initiatives on track to deliver end of 2018 run-rate pre-tax benefit of ~$100-$110 million; announced TOP V, estimated to deliver end of 2019 run-rate pre-tax benefit of ~$90-$100 million	
Foundational		▪ Streamline functions and processes: implementing Lean and Agile ways of working	
Foundational		▪ Leverage enhanced data analytics/transformative technology — APIs, robotics, cloud	
Capital		▪ Continue capital normalization — Returned $257 million to common shareholders in 2Q18, including dividends and share repurchases; increased quarterly dividend by $0.05, or 23%, to $0.27 for 3Q18	

Strategic & business highlights

Consumer

- Announced agreement to purchase the assets of Franklin American Mortgage Company; adds immediate scale in servicing and expanded distribution
- Launched Citizens Access, a nationwide, direct-to-consumer digital bank
- Ranked #2 by J.D. Power in dealer satisfaction among non-captive auto lenders with retail credit
- Named Best Bank for students in the Northeast by *Money Magazine*
- SpeciFi from Citizens Investment Services® wins 2018 Celent Model Wealth Manager Platform Award

Commercial

- Renewed agreement with Worldpay enhances our overall merchant services client-value proposition
- 95% Corporate Banking client satisfaction score[1]
- Foreign *FiX*, Citizens' online FX newsletter, recently won five awards for excellence in communications and content[2]

Board

- Rated #1 in Financial Services Industry per 2018 Board Governance Survey[3]

1) Barlow Research Associates, Inc. 2018 Voice of the Client Survey, top-2 box.
2) Awards earned from the Financial Communications Society (FCS), the American Business Awards (Stevie) and the Internet Advertising Competition (IAC) Awards.
3) 'The Weight of America's Boards' 2018 Survey, by James Drury Partners.

Citizens Financial Group, Inc.™

13

Making consistent progress against our financial goals


Key Indicators
Medium-term targets
Adjusted/Underlying ROTCE(1)
4.3% 5.2% 5.2% 6.3% 6.2% 6.8% 6.7% 6.7% 6.6% 6.8% 6.6% 7.3% 8.0% 8.4% 9.0% 9.6% 10.1% 10.4% 11.7% 12.9%
~13 - 15%
Adjusted/Underlying efficiency ratio(1)
68% 68% 69% 70% 68% 67% 68% 67% 66% 66% 66% 65% 63% 62% 62% 62% 59% 59% 60% 58%
60%
mid-50s%
Common equity tier 1 ratio(2)
13.9% 13.5% 13.4% 13.3% 12.9% 12.4% 12.2% 11.8% 11.8% 11.7% 11.6% 11.5% 11.3% 11.2% 11.2% 11.2% 11.1% 11.2% 11.2% 11.2%
~10.0 - 10.25%
EPS
Adjusted/Underlying diluted EPS(1)
$0.26 $0.30 $0.30 $0.37 $0.36 $0.39 $0.39 $0.40 $0.40 $0.42 $0.41 $0.46 $0.52 $0.55 $0.61 $0.63 $0.68 $0.71 $0.78 $0.88
$0.57
3Q13(3) 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18
Adjusted results(1)
Reported results(1)
Underlying results(1)

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to "Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.
2) Common equity tier 1 ("CET1") capital under Basel III replaced tier 1 common capital under Basel I effective January 1, 2015. Current period regulatory capital ratios are preliminary.
3) Commencement of separation effort from RBS.

Citizens Financial Group, Inc.

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3Q18 CFG standalone outlook

	2Q18	CFG standalone[2] 3Q18 expectations vs. 2Q18
Net interest income, net interest margin	■ $113.5 billion average loans ■ 3.18% NIM	■ ~1.25% average loan growth ■ Modest increase in NIM
Noninterest income	■ $388 million	■ Up modestly
Noninterest expense	■ $875 million	■ Up modestly ■ Positive operating leverage and efficiency ratio improvement
Credit trends, tax rate	■ $85 million provision expense ■ 22.6% effective tax rate	■ Provision expense $85-$95 million ■ Effective tax rate of ~23%
Capital, liquidity and funding	■ 11.2% CET1 ratio[1] ■ 99% avg.; 97% spot LDR	■ Quarter-end CET1 ratio ~11.0% (~10.9% including FAMC) ■ Average loan-to-deposit ratio of ~99%

1) Current period regulatory capital ratios are preliminary.
2) Excludes Franklin American Mortgage impacts - see next page.

Citizens Financial Group, Inc.

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FAMC standalone outlook- expect early August close

	FAMC standalone 3Q18 expectations
Net interest income, net interest margin	■ Modest benefit to NII ■ ~$550 million period-end loans held for sale ■ ~$650 million period-end deposits
Noninterest income	■ ~$25-$30 million mortgage banking fees ■ ~$600 million MSR[1]
Noninterest expense	■ ~$25-$30 million base noninterest expense before the impact of ~$10 million of integration costs[2]
Capital, liquidity and funding	■ ~18 bps impact to CET1 ratio ■ ~$1.5 billion in period-end total assets

1) Assumes interest rates and production remain stable with 6/30/18 levels.
2) Will be displayed as a 'notable item'.

Citizens Financial Group, Inc.™
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Key messages 2Q18 results highlight disciplined execution and continued momentum Delivered EPS growth of 40% YoY, with Underlying revenue growth of 7%(1) 12.9% ROTCE and 58% efficiency ratio(1) Operating leverage of 7.0% YoY, 4.3% on an Underlying basis(1) Continue to execute well on TOP programs Robust balance sheet position 11.2% CET1 ratio allows for strong balance sheet growth and targeted small acquisitions while delivering attractive return of capital to shareholders(1)(2) Credit quality and key coverage metrics remain strong Remain focused on growing more attractive risk-adjusted return portfolios and controlling deposit costs Continued strong execution against all strategic initiatives Keen focus on continuous improvement; launched TOP V program Continue to self-fund significant investments in technology, digital capabilities, talent and growth initiatives Focused on delivering enhanced customer experiences We believe that CFG’s current relative valuation is out of sync with the bank’s consistently strong execution and outperformance on growth metrics vs. peers, representing an attractive investment opportunity Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. Current period regulatory capital ratios are preliminary.

Appendix

Notable items: 2Q17 Impairments on aircraft lease assets 2Q17 results reflect a $26 million pre-tax impact related to impairments on $152 million of corporate aircraft lease assets, predominately in the non-core portfolio, which relate to the period of The Royal Bank of Scotland (“RBS”) ownership and are in runoff Finance lease impairments reduced noninterest income by $11 million and operating lease impairments increased noninterest expense by $15 million Lease assets are reviewed for impairment at least annually or when circumstances indicate that the carrying value of the asset is no longer recoverable based on the expected cash flows of the lease, including the estimated residual value of the underlying aircraft If management determines that a decline in the carrying value of the lease asset is other-than-temporary, an impairment is recognized to reduce its carrying value to the fair value of the lease cash flows, including the estimated residual value of the underlying aircraft In 3Q16, $1.2 billion tied to legacy-RBS aircraft leasing borrowers was placed in runoff and transferred to Other as the portfolio did not meet strategic- and risk-adjusted return parameters Total portfolio has declined to $872 million as of June 30, 2018 Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. (1) (1) (1) (1) (1)

Year-over-year results Includes loans held for sale. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. GAAP results Underlying results(2) $558 á 14% á 3% Average loans(1) $s in billions á 4% Average deposits $s in billions á 19% Pre-provision profit $s in millions á336 bps NI á 34% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity(2) Underlying á 273 bps EPS á40% $0.88 $0.63 á27 bps Return on average total tangible assets(2)

Linked-quarter results Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity(2) á 122 bps NI á 12% EPS á 13% $0.88 $0.78 GAAP results Underlying results(2) Average loans(1) $s in billions á 2% Average deposits $s in billions á 9% Pre-provision profit $s in millions á 8 bps Return on average total tangible assets(2) Includes loans held for sale. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. á 2%

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data